                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant /X/
     Filed by a Party other than the Registrant / /
     Check the appropriate box:
     / / Preliminary Proxy Statement       / / Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     /X/ Definitive Proxy Statement
     / / Definitive Additional Materials
     / / Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                         Coram Healthcare Corporation
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
         or Item 22(a)(2) of Schedule 14A.
     / / $500 per each party to the controversy pursuant to Exchange Act Rule
         14a-6(i)(3).
     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------
     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                          CORAM HEALTHCARE CORPORATION
                      1125 SEVENTEENTH STREET, SUITE 1500
                             DENVER, COLORADO 80202

Donald J. Amaral
Chief Executive Officer and President

                                                                     May 9, 1996

Dear Stockholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Coram Healthcare Corporation (the "Company"), which will be held on Monday, June 24, 1996 at 12:00 p.m. local time, at The Westin Hotel, 1672 Lawrence Street, Denver, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on the operations of the Company. I hope that you will be able to attend.

     Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card enclosed with this letter and the accompanying Proxy Statement as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                            Sincerely,

                                            DONALD J. AMARAL
                                            Chief Executive Officer and
                                            President

                          CORAM HEALTHCARE CORPORATION
                      1125 SEVENTEENTH STREET, SUITE 1500
                             DENVER, COLORADO 80202

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 24, 1996

To the Stockholders of Coram Healthcare Corporation:

     NOTICE IS HEREBY GIVEN that the 1996 Annual Meeting of Stockholders of Coram Healthcare Corporation, a Delaware corporation ("Coram" or the "Company"), will be held on Monday, June 24, 1996, at 12:00 p.m. local time, at The Westin Hotel, 1672 Lawrence Street, Denver, Colorado (the "Meeting"), for the following purposes:

          (1) To elect seven directors to serve until the 1997 Annual Meeting of Stockholders and until their successors are duly elected and qualified;

          (2) To ratify the appointment of Ernst & Young LLP, as the independent auditors of the Company for the Company's 1996 fiscal year; and

          (3) To transact such other business as may properly come before the meeting or any adjournments thereof.

     These matters are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company has fixed the close of business on April 26, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of the Company's common stock, $.001 par value per share, at the close of business on the Record Date are entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at the Company's corporate offices located at 1125 Seventeenth Street, Suite 1500, Denver, Colorado 80202.

     You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure that your shares are represented and voted in accordance with your wishes. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy. You may revoke your proxy by following the procedures set forth in the accompanying Proxy Statement.

                                            By order of the Board of Directors

                                            Richard M. Smith, Secretary

Denver, Colorado
May 9, 1996

                          CORAM HEALTHCARE CORPORATION
                      1125 SEVENTEENTH STREET, SUITE 1500
                             DENVER, COLORADO 80202
                             ---------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 24, 1996
                             ---------------------

                              GENERAL INFORMATION

     This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Coram Healthcare Corporation, a Delaware corporation ("Coram" or the "Company"), to be used at the 1996 Annual Meeting of Stockholders of the Company to be held on Monday, June 24, 1996, at 12:00 p.m., local time, at the Westin Hotel, 1672 Lawrence Street, Denver, Colorado and at any adjournment or postponement thereof (the "Meeting"). This Proxy Statement and the accompanying proxy card are first being mailed to the holders of the Company's common stock, $.001 par value per share (the "Common Stock"), on or about May 9, 1996. The Company's Annual Report to Stockholders, which includes financial statements for the fiscal year ended December 31, 1995, is being concurrently mailed or delivered with this Proxy Statement to stockholders entitled to vote at the Meeting.

     Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of seven directors to serve until the 1997 Annual Meeting of Stockholders of the Company and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Ernst & Young LLP, as the Company's independent auditors for the year ending December 31, 1996 and (iii) such other business as may properly come before the Meeting. The Company is not aware of any other business to be presented for consideration at the Meeting.

                       VOTING AND SOLICITATION OF PROXIES

     The enclosed proxy provides that each stockholder may specify that his or her shares be voted "FOR" the election of the named nominees to the Board of Directors with provision to "WITHHOLD AUTHORITY" as to all nominees or any individual nominee or nominees; and voted "FOR," "AGAINST" or "ABSTAIN" from voting with respect to the ratification of the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1996. In accordance with Delaware law, broker non-votes will not be counted and will be treated as not present for purposes of calculating the vote on a proposal for which no specification is made in the proxy. Abstentions will be counted in tabulations of the votes cast on proposals presented to stockholders. Execution of a proxy given in response to this solicitation will not affect a stockholder's right to attend the meeting and to vote in person. Presence at the meeting of a stockholder who has signed a proxy does not alone revoke a proxy. Any proxy may be revoked by any stockholder who attends the Meeting and gives oral notice of his or her intention to vote in person without compliance with any other formalities. Any stockholder who executes and returns a proxy may revoke it by executing a subsequent proxy or by giving written notice of revocation to the Secretary of the Company at any time before it is voted at the meeting. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

     The Company has fixed the close of business on April 26, 1996 as the record date for determining the holders of its Common Stock who will be entitled to notice of and to vote at the meeting. On that date, the Company had issued and outstanding 40,796,074 shares of its Common Stock which are the only outstanding shares of capital stock of the Company having general voting rights. Holders of the Company's Common Stock are entitled to one vote for each share owned of record. Shares representing a majority of the votes entitled to be cast by the holders of the outstanding shares of Common Stock must be represented in person or by proxy at the Meeting in order for a quorum to be present.

     Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by directors, officers and employees of the Company. Such persons will receive no additional compensation for any solicitation activities. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will bear the entire cost of preparing, assembling, printing and mailing this Proxy Statement and the enclosed proxy card, and of soliciting proxies (including, without limitation, costs, if any, related to advertising, printing, fees of attorneys, financial advisors, proxy solicitors, accountants, public relations, transportation, litigation and other costs relating to the solicitation).

     The First National Bank of Boston ("Bank of Boston"), the transfer agent and registrar for the Common Stock, has been appointed by the Board of Directors to serve as Inspector of Election at the Meeting. All proxies and ballots delivered to Bank of Boston shall be kept confidential by Bank of Boston.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Seven directors are to be elected and qualified at the Meeting. In the absence of written instructions to the contrary, proxies representing shares of Common Stock will be voted FOR the election of each of the persons listed below as directors of Coram for a term commencing on the date of the Meeting and continuing until the 1997 Annual Meeting of Stockholders and until their successors have been duly elected and qualified. In the event that any nominee for director should become unavailable or declines to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, FOR an additional nominee designated by the Nominating Committee. As of the date of this Proxy Statement, the Board of Directors has no knowledge that any of the persons named will be unavailable or will decline to serve. None of the nominees has any family relationship among themselves or with any executive officer of Coram.

         THE CORAM BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF ALL NOMINEES FOR DIRECTOR IDENTIFIED BELOW TO SERVE UNTIL THE 1997 ANNUAL MEETING OF STOCKHOLDERS AND UNTIL THEIR
         SUCCESSORS HAVE BEEN DULY ELECTED AND QUALIFIED.

INFORMATION CONCERNING NOMINEES TO THE BOARD OF DIRECTORS

     Information is set forth below concerning the nominees for election as directors of Coram. All of the nominees for election as directors at the Meeting are incumbent directors of Coram. Each nominee has furnished information as to his beneficial ownership of Common Stock as of April 26, 1996, and, if not employed by Coram, the nominee's principal occupation. Each nominee has consented to being named in this Proxy Statement as a nominee for director of Coram and has agreed to serve as a director of Coram if elected. Except as provided below, none of the nominees for director entered into any arrangement or understanding pursuant to which such person was to be selected as a director or nominee for director.

                                                                                    DIRECTOR
                      NAME                AGE          POSITION WITH CORAM           SINCE
        --------------------------------  ---       --------------------------      --------
        James M. Sweeney................  53                 Chairman                 1994
        Donald J. Amaral................  43        Director, Chief Executive         1995
                                                      Officer and President
        Richard A. Fink.................  41                 Director                 1994
        Andrew J. Nathanson.............  38                 Director                 1995
        Stephen G. Pagliuca.............  40                 Director                 1994
        L. Peter Smith..................  47                 Director                 1994
        Dr. Gail R. Wilensky............  52                 Director                 1994

     Mr. Sweeney has served as the Chairman of the Board of Directors of Coram since July 1994. Mr. Sweeney also served as Chief Executive Officer of Coram from July 1994 until October 13, 1995, and as President from August 3, 1995 through October 13, 1995. Prior to joining Coram, Mr. Sweeney was the Chairman and Chief Executive Officer of McGaw, Inc., and served as a member on the Board of Directors of McGaw, Inc. from October 1990 until he resigned effective February 7, 1994. From February 1988 to October 1990, Mr. Sweeney was the Chairman and Chief Executive Officer of CarePartners, Inc., a provider of patient monitoring services and home therapies. Mr. Sweeney was the founder of Caremark, Inc., formerly the largest home infusion therapy company in the United States, and served as its Chairman and Chief Executive Officer from June 1979 to February 1988.

     Mr. Amaral has served as director, President and Chief Executive Officer of the Company since October 13, 1995. Previously, he was President and Chief Operating Officer of OrNda Healthcorp ("OrNda") from April 1994 to August 1995, and served in various executive positions with Summit Health Ltd. ("Summit") from October 1989 to April 1994, including President and Chief Executive Officer between October 1991 and April 1994. Summit was merged into OrNda in April 1994. Prior to joining Summit, Mr. Amaral was President and Chief Operating Officer of The Mediplex Group, Inc., a health care subsidiary of Avon Products, Inc., from 1986 until October 1989. Mr. Amaral is also a member of the Board of Directors of Summit Care Corporation.

     Mr. Fink has served as a director of Coram since July 1994. Mr. Fink has been a partner of the law firm of Brobeck, Phleger & Harrison LLP since October 1987 and is currently Chairman of that firm's Business & Technology Group.

     Mr. Nathanson has served as a director of Coram since November 1995. Mr. Nathanson was appointed to the Board of Directors pursuant to the terms of the Securities Purchase Agreement dated as of April 6, 1995, as amended (the "Purchase Agreement"), by and among Coram, Coram, Inc., a wholly-owned subsidiary of Coram, and Coram Funding, Inc., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") pursuant to which an affiliate of DLJ provided a $150 million bridge loan to Coram. See "Certain Relationships and Related Transactions." Mr. Nathanson has been a Managing Director of DLJ since January 1991 and served as Senior Vice President of DLJ between January 1990 and January 1991. Mr. Nathanson has also served as a director of Specialty Foods Corporation, a diversified food producer and distributor, since August 1993.

     Mr. Pagliuca has served as a director of Coram since July 1994. Mr. Pagliuca founded Information Partners, a venture capital and management buyout company based in Boston, Massachusetts, in 1989 and has been Managing Director since that time, focusing on health care and information industry private-equity investment opportunities. Prior to 1989, Mr. Pagliuca was a partner at Bain & Company, a management consulting firm based in Boston, Massachusetts, where he concentrated on the health care and information industries.

     L. Peter Smith has served as a director of Coram since July 1994. Between November 1993 and July 1994, Mr. Smith was a director of Medisys, Inc. ("Medisys"). Mr. Smith served as the Managing Partner of AllCare Health Services, Inc., which was acquired by Medisys in December of 1992. Mr. Smith is also President and serves on the Board of Directors of Ralin Medical, Inc. ("Ralin"), a company specializing in cardiac disease management. Prior to joining Ralin in 1990, Mr. Smith served in various capacities with Baxter Healthcare. From 1984 through 1989 he was president of the home infusion therapy division of Baxter Healthcare. Mr. Smith also serves on the Board of Directors of Sabratek, Inc. and AMSYS, Inc.

     Dr. Wilensky has served as a director of Coram since November 1994. Since January 1993, Dr. Wilensky has served as the John M. Olin Senior Fellow at Project HOPE and since May 1995 has served as chair of the Physician Payment Review Commission. From March 1992 to January 1993, Dr. Wilensky served in the Bush Administration as Deputy Assistant to the President for Policy Development, responsible for advising the President on health and welfare issues. From January 1990 to March 1992, Dr. Wilensky served in the Department of Health and Human Services, where she directed the Medicare and Medicaid programs. From April 1983 to January 1990, Dr. Wilensky was Vice President, Division of Health Affairs at Project HOPE. Dr. Wilensky is an elected member of the Institute of Medicine of the National Academy of Sciences. She has also served as a member of the Physician Payment Review Commission and the Health Advisory Committee of the General Accounting Office. Dr. Wilensky also serves as a Director of United HealthCare Corporation, Syncor International Corporation, Advanced Tissue Sciences, Inc., Capstone Pharmacy Services, Inc. and Saint Jude Medical, Inc.

                      MEETINGS AND COMMITTEES OF THE BOARD

     The Coram Board of Directors met 11 times during the fiscal year ended December 31, 1995. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the Coram Board of Directors held subsequent to the date of their election or appointment to the Board and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

     The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating Committee and a Compliance and Quality Assurance Committee. Coram does not have an executive or similar committee. The Board generally acts in its entirety upon matters which might otherwise be the responsibility of such a committee.

     Coram Audit Committee. The Audit Committee consists of Messrs. Nathanson,
L. Peter Smith and Pagliuca, each a non-employee director of Coram. The Audit Committee's principal functions are: (i) to recommend to the Board of Directors the independent public accountants to be engaged by Coram and to arrange or approve the details of their engagement, including the remuneration to be paid;
(ii) to review with the independent public accountants Coram's general policies and procedures with respect to audits and accounting and financial controls, the general accounting and reporting principles and practices applied in preparing the financial statements and conducting financial audits of Coram, and to recommend to management changes or improvements therein; and (iii) to perform such other functions as the Board of Directors may from time to time elect. The Audit Committee met once during the fiscal year ended December 31, 1995.

     Coram Compensation Committee. The Compensation Committee consists of Messrs. Fink and Pagliuca, each a non-employee director of Coram. The Compensation Committee's principal functions are: (i) to recommend to the Coram Board of Directors the salaries and other terms of employment for the senior executive officers of Coram and make recommendations to the Coram Board of Directors with respect to proposals for new benefits, incentive plans or programs and (ii) to administer the Company's 1994 Stock Option/Stock Issuance Plan (the "Coram Option Plan") and grant stock options and stock issuances thereunder to all eligible individuals, including members of the executive and managerial group. The Compensation Committee took action by written consent 11 times during the fiscal year ended December 31, 1995.

     Coram Nominating Committee. The Board of Directors established a Nominating Committee on April 13, 1996. The Nominating Committee consists of Messrs. Amaral, Nathanson and Sweeney. The Nominating Committee's principal function is to nominate persons for election to the Board of Directors at Coram's annual stockholder meetings. The Nominating Committee will consider nominations made by a stockholder provided that such stockholder complies with certain procedures set forth in the Bylaws of the Company. Such stockholder nominations must be made in writing to the Secretary of the Company in a timely fashion. To be timely, notice must be delivered to or mailed and received at the principal executive offices of the Company no less than 30 days nor more than 60 days prior to the meeting to which such nomination relates; provided, however, that if less than 40 days' notice or prior public disclosure of the meeting is given or made to stockholders, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's written notice must set forth: (a) as to each person whom the stockholder proposes to nominate, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Company which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended; and (b) as to the stockholder giving the notice, (i) the name and record address of the stockholder and (ii) the class and number of shares of the Company which are beneficially owned by the stockholder. The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a director of the Company.

     Coram Compliance and Quality Assurance Committee. The Compliance and Quality Assurance Committee, established by the Board of Directors in February 1995, consists of Dr. Gail R. Wilensky and Richard A. Fink. The Compliance and Quality Assurance Committee is responsible for overseeing and ensuring Coram's compliance with applicable laws, regulations, and Coram's corporate code of conduct, as well as providing oversight of Coram's corporate compliance program as it relates to the conduct of its business to ensure that the highest standards of business, professional, legal and personal ethics are being met by Coram in the delivery of its services and products. The Compliance and Quality Assurance Committee met once during the fiscal year ended December 31, 1995.

COMPLIANCE WITH SECTION 16

     Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires Coram's directors, executive officers and persons who beneficially own greater than 10% of a registered class of Coram's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission") and the New York Stock Exchange. Based solely upon its review of copies of the Section 16 reports Coram has received and written representations from certain reporting persons, Coram believes that during its fiscal year ended December 31, 1995, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements, with the exception that (i) the Form 5 for each of Coram's directors and executive officers was filed with the Commission one day after its due date, (ii) the Form 3 filed by Mr. Amaral in connection with his appointment as director, Chief Executive Officer and President of Coram failed to disclose Mr. Amaral's ownership of 3,000 shares of Coram Common Stock, and (iii) the Form 3 required to be filed by Mr. Nathanson in connection with his appointment as a director of Coram was not filed with the Commission within the required time frame.

                               EXECUTIVE OFFICERS

     The following table sets forth certain information concerning each of the executive officers of Coram. The executive officers serve at the pleasure of the Board of Directors of Coram. Biographical information with respect to Donald J. Amaral is set forth under the caption "Election of Directors" above.

             NAME               AGE                 POSITION(S) WITH CORAM
- ------------------------------  ---     ----------------------------------------------
Donald J. Amaral..............  43      Director, Chief Executive Officer and
                                        President
Richard M. Smith..............  36      Chief Financial Officer and Secretary
John T. Gallatin..............  45      Executive Vice President
Kelly J. McCrann..............  40      Executive Vice President
Paul J. Quiner................  36      Senior Vice President and General Counsel
Daniel L. Frank...............  39      Senior Vice President of Business Development

     Richard M. Smith has been the Chief Financial Officer of Coram since August 1995 and has been serving as Secretary since July 1995. Mr. Smith also served as Vice President, Tax and Treasury, from October 1994 to August 1995. Between November 1993 and October 1994, Mr. Smith served as Vice President, Finance and Treasurer, and Assistant Secretary, for CoreSource, Inc., a health care company specializing in third party claims administration, workers compensation and integrated health delivery systems. Mr. Smith served as Assistant Treasurer from July 1990 to November 1993 and Director of Taxes from July 1985 to July 1990 of Lane Industries, Inc., a holding company engaged in the manufacture of office products, hotel ownership and management, radio stations, farming and ranching. Prior to July 1985, Mr. Smith served in various capacities with KPMG Peat Marwick as tax accountant and tax manager.

     Mr. Gallatin has been an Executive Vice President of Coram since August 1995. Between March 1995 and August 1995, Mr. Gallatin served as the President of Coram Physician Services, Inc., a subsidiary of Coram, and between July 1994 and March 1995, Mr. Gallatin served as a Vice President of Coram. Between October 1991 and July 1994, Mr. Gallatin served as Executive Vice President of T2 Medical, Inc. ("T2"). Prior to October 1991, Mr. Gallatin served as the Southeast Area Vice President of Caremark International, Inc. Before joining Caremark International, Inc. in 1986, he served as the Vice President of Baxter Healthcare's Alternate Site Group in the Southeast Area from 1985 to 1986, served as the Director of National Accounts for Continue Care, Inc., the home infusion division of American Hospital Supply, Inc. from 1984 to 1985, and held various other sales and management positions with American Hospital Supply, Inc. between 1977 and 1984.

     Mr. McCrann has been an Executive Vice President of Coram since August 1995. Previously, Mr. McCrann served as President, Lithotripsy Division, of Coram from July 1994 to August 1995. Between February 1994 and July 1994, Mr. McCrann served as a consultant to T2. From 1990 through 1993, Mr. McCrann served as Vice President of Strategy with Secomerica, Inc., a company involved in alternate site infusion therapy, pediatric specialty care, ambulance services and residential security, and its wholly-owned subsidiary, HMSS, Inc., a regional provider of home infusion services. Prior to 1990, Mr. McCrann served as Vice President of Strategy for American Medical International, Inc. and as a consultant with McKinsey & Company, Inc.

     Mr. Quiner has been Senior Vice President and General Counsel of Coram since March 1996. Mr. Quiner also served as Assistant General Counsel from July 1994 to February 1996. Between September 1992 and July 1994, Mr. Quiner served as Assistant General Counsel for T2. Previously, Mr. Quiner was a partner at the law firm of Alston & Bird.

     Mr. Frank has been Senior Vice President of Business Development since March 1996. Previously, Mr. Frank served as an outside consultant to Coram from October 1995 to March 1996. Between

October 1993 and October 1995, Mr. Frank served as the Chief Executive Officer for Western Medical Center, Orange County. Prior to October 1993, Mr. Frank served as President of Summit Ambulatory Network ("Summit"), and Vice President of Business Development for Summit, which was merged into OrNda in April 1994.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS
                                 AND MANAGEMENT

     The following table sets forth as of April 17, 1996 the number of shares of outstanding Common Stock beneficially owned by (i) each person known to Coram to be the owner of more than 5% of the outstanding Common Stock, (ii) each of Coram's nominees for director, (iii) each of the Chief Executive Officer and the other executive officers as of December 31, 1995 and a former executive officer during 1995 (the "Named Executive Officers"), (iv) the current executive officers of the Company, and (v) all directors and executive officers of Coram as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to Coram.

                                                                                  PERCENTAGE OF SHARES
                 NAME AND ADDRESS OF                      NUMBER OF SHARES          OF COMMON STOCK
                 BENEFICIAL OWNER(1)                    OF COMMON STOCK(2)(3)        OUTSTANDING(2)
- ------------------------------------------------------  ---------------------     --------------------
James M. Sweeney(4)...................................            2,500                *
Donald J. Amaral(5)...................................            3,000                *
Richard A. Fink(6)....................................            2,500                *
Andrew J. Nathanson...................................              -0-                *
Stephen G. Pagliuca(7)................................            2,500                *
L. Peter Smith(8).....................................           62,581                *
Dr. Gail R. Wilensky(9)...............................            2,500                *
Richard M. Smith(10)..................................          113,194                *
John T. Gallatin(11)..................................          239,916                *
Kelly J. McCrann(12)..................................          148,884                *
Patrick J. Fortune(13)................................              -0-                *
Paul J. Quiner(14)....................................           20,106
Daniel L. Frank(15)...................................              -0-
All executive officers, directors and nominees for
  director, as a group (11 persons)...................          597,681                   1.5%
American Express Company
  American Express Financial Corporation IDS Life
  Capital Resource Fund(16)...........................        3,975,000                   9.7%
Putnam Investments, Inc.
  Marsh & McLennan Companies, Inc.
  Putnam Investment Management, Inc.
  The Putnam Advisory Company, Inc.(17)...............        2,511,400                   6.2%

- ---------------

  * Less than 1%

 (1) Unless otherwise indicated, the address of each person named above is 1125 Seventeenth Street, Suite 1500, Denver, Colorado 80202. Beneficial ownership information has been provided for the holdings of Mr. Quiner and Mr. Frank, in addition to the disclosure required for the Directors and Named Executive Officers.

 (2) Shares of Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, Coram understands that the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

     No percent of class is shown for holdings of less than 1%. Percentage computations are based on 40,796,074 shares of Common Stock outstanding as of April 26, 1996.

 (3) On December 28, 1995, Mr. Sweeney and the other members of the Board of Directors returned stock options held by them for an aggregate of 3.9 million shares. Mr. Sweeney returned 3.5 million stock options and Mr. Carter returned 100,000 stock options. Mr. Fink, Mr. Pagliuca, L. Peter Smith and Dr. Wilensky each returned 75,000 stock options. (Mr. Carter is not a nominee in the current proxy statement.)

 (4) Consists of 2,500 shares subject to an option granted to Mr. Sweeney on December 11, 1995 pursuant to the Automatic Option Grant Program of the Coram Option Plan. The option is immediately exercisable, but any shares purchased thereunder will be subject to repurchase by Coram at the original exercise price paid per share upon Mr. Sweeney's cessation of services prior to the vesting of such shares. The optionee will vest in the option shares in a series of equal monthly installments over twelve (12) months of Board service measured from the automatic option grant date.

 (5) Mr. Amaral, who is also a director of the Company, assumed the duties of Chief Executive Officer and President from Mr. Sweeney on October 13, 1995. Does not include 2,200,000 shares subject to an option granted to Mr. Amaral on October 13, 1995. The option shares will vest and become exercisable in three successive equal installments, upon his completion of each year of service over the three-year period measured from the grant date. An option for the purchase of 1,400,000 shares was granted under the Coram Option Plan, and an option for the purchase of the remaining 800,000 shares was granted outside of the Coram Option Plan.

 (6) Consists of 2,500 shares subject to an option granted to Mr. Fink on December 11, 1995 pursuant to the Automatic Option Grant Program of the Coram Option Plan. The option is immediately exercisable, but any shares purchased thereunder will be subject to repurchase by Coram at the original exercise price paid per share upon Mr. Fink's cessation of services prior to the vesting of such shares. The optionee will vest in the option shares in a series of equal monthly installments over twelve (12) months of Board service measured from the automatic option grant date.

 (7) Consists of 2,500 shares subject to an option granted to Mr. Pagliuca on December 11, 1995 pursuant to the Automatic Option Grant Program of the Coram Option Plan. The option is immediately exercisable, but any shares purchased thereunder will be subject to repurchase by Coram at the original exercise price paid per share upon Mr. Pagliuca's cessation of services prior to the vesting of such shares. The optionee will vest in the option shares in a series of equal monthly installments over twelve (12) months of Board service measured from the automatic option grant date.

 (8) Includes 2,500 shares subject to an option granted to L. Peter Smith on December 11, 1995 pursuant to the Automatic Option Grant Program of the Coram Option Plan. The option is immediately exercisable, but any shares purchased thereunder will be subject to repurchase by Coram at the original exercise price paid per share upon Mr. Smith's cessation of services prior to the vesting of such shares. The optionee will vest in the option shares in a series of equal monthly installments over twelve (12) months of Board service measured from the automatic option grant date.

 (9) Consists of 2,500 shares subject to an option granted to Dr. Wilensky on December 11, 1995 pursuant to the Automatic Option Grant Program of the Coram Option Plan. The option is immediately exercisable, but any shares purchased thereunder will be subject to repurchase by Coram at the original exercise price paid per share upon Dr. Wilensky's cessation of services prior to the vesting of such shares. The optionee will vest in the option shares in a series of equal monthly installments over twelve (12) months of Board service measured from the automatic option grant date.

(10) Richard M. Smith assumed the duties of Chief Financial Officer on August 30, 1995. Includes 100,000 shares subject to an option granted to Mr. Smith on September 7, 1995, which option is immediately exercisable for fully-vested shares. Also includes 13,194 shares vested and exercisable before June 16, 1996, pursuant to an option to purchase 25,000 shares granted to Mr. Smith on November 1, 1994, but does not include the balance of 11,806 option shares, which will become exercisable and vested in successive equal monthly installments upon his completion of each additional month of service with

     Coram after June 30, 1996. Does not include 200,000 shares subject to an option granted to Mr. Smith on December 28, 1995. Twenty-five percent of such option shares will vest and become exercisable on December 28, 1996 and the remaining 75% of such option shares will vest and become exercisable in successive equal monthly installments upon his completion of each additional month of service with Coram over the thirty-six (36) months after December 28, 1996.

(11) Mr. Gallatin became an executive officer of the Company on August 3, 1995. Includes 100,000 shares subject to an option granted to Mr. Gallatin on September 7, 1995, which option is immediately exercisable for fully-vested shares. Also includes (i) options to purchase 84,891 shares of Coram Common Stock that were previously granted to him by T(2) and were assumed by Coram, (ii) 2,247 shares credited to Mr. Gallatin's account under the Coram Healthcare Corp. 401(k) Plan and (iii) 52,778 shares vested and exercisable before June 16, 1996 pursuant to an option to purchase 100,000 shares granted to Mr. Gallatin on November 1, 1994, but does not include the balance of 47,222 option shares, which will become exercisable and vest in a series of successive equal monthly installments upon his completion of each additional month of service with Coram after June 30, 1995. Does not include 200,000 shares subject to an option granted to Mr. Gallatin on December 28, 1995. Twenty-five percent of such option shares will vest and become exercisable on December 28, 1996 and the remaining 75% of such option shares will vest and become exercisable in successive equal monthly installments upon his completion of each additional month of service with Coram over the thirty-six (36) months after December 28, 1996.

(12) Mr. McCrann became an executive officer of the Company on August 3, 1995. Includes 100,000 shares subject to an option granted to Mr. McCrann on September 7, 1995, which option is immediately exercisable for fully-vested shares, as well as 967 shares credited to Mr. McCrann's account under the Coram Healthcare Corp. 401(k) Plan. Also includes 100,000 shares subject to an option granted to Mr. McCrann on July 28, 1994, which option is immediately exercisable but any option shares purchased thereunder will be subject to repurchase by Coram at the original exercise price paid per share upon Mr. McCrann's cessation of service prior to the vesting of such shares. Mr. McCrann vested as to 25,000 of the option shares on July 7, 1995 and will vest as to the balance of the option shares in a series of successive equal monthly installments upon his completion of each additional month of service with Coram over the next thirty-six (36) months thereafter. As of June 16, 1996, included 22,917 shares vested and exercisable pursuant to the remaining 75,000 option shares granted on July 28, 1994, but does not include the balance of 52,083 option shares. Does not include 50,000 shares subject to an option granted to Mr. McCrann on December 28, 1995. Twenty-five percent of such option shares will vest and become exercisable on December 28, 1996 and the remaining 75% of such option shares will vest and become exercisable in successive equal monthly installments upon his completion of each additional month of service with Coram over the thirty-six (36) months after December 28, 1996.

(13) Mr. Fortune resigned on August 3, 1995.

(14) Mr. Quiner became an executive officer of the Company on March 1, 1996. Includes options to purchase 12,600 shares of Coram Common Stock that were previously granted to him by T(2) and were assumed by Coram, as well as 1,256 shares credited to Mr. Quiner's account under the Coram Healthcare Corp. 401(k) Plan. Also includes 6,250 shares vested and exercisable before June 16, 1996, pursuant to an option to purchase 25,000 shares granted to Mr. Quiner on September 7, 1995, but does not include the balance of 18,750 option shares which will become exercisable and vested in successive equal monthly installments upon his completion of each additional month of service with Coram after June 30, 1996. Does not include 25,000 shares subject to options granted to Mr. Quiner on December 28, 1995 and 25,000 shares subject to options granted to Mr. Quiner on March 19, 1996. Twenty-five percent of the option shares in each of such grants will vest and become exercisable on December 28, 1996 and March 19, 1997, respectively. The remaining 75% of the option shares in each of such grants will vest and become exercisable in successive equal monthly installments upon his completion of each additional month of service with Coram over the thirty-six (36) months after December 28, 1996 and March 19, 1997, respectively.

(15) Does not include 200,000 shares subject to an option granted to Mr. Frank on March 4, 1996. Twenty-five percent of such option shares will vest and become exercisable on March 4, 1997 and the remaining 75% of such option shares will vest and become exercisable in successive equal monthly installments upon his completion of each additional month of services with Coram over the thirty six (36) months after March 4, 1997.

(16) American Express Company ("Amex"), American Express Financial Corporation ("AmexFC") and IDS Life Capital Resource Fund ("IDS") report shared dispositive power with respect to the 3,975,000 shares of Common Stock reported above. IDS reports sole voting power with respect to such shares. The information with respect to Amex, AmexFC and IDS is as of December 31, 1995. The address of Amex is American Express Tower, World Financial Center, New York, NY 10285. The address of AmexFC and IDS is IDS Tower 10, Minneapolis, MN 55440.

(17) Marsh & McLennan Companies, Inc. ("MMC"), Putnam Investment Management, Inc. ("PIM"), The Putnam Advisory Company, Inc. ("PAC") and Putnam Investments, Inc. ("PI") have jointly filed a Schedule 13G with respect to Coram. MMC reports no beneficial ownership of Common Stock. PI reports beneficial ownership of all 2,511,400 shares, including shared power to vote all such shares and shared power to dispose of 171,900 such shares. PIM reports beneficial ownership of 2,217,800 of such shares based on its shared power to vote such shares and no power to vote any shares. PAC reports beneficial ownership of 293,600 of such shares based on its shared power to dispose of such 293,600 shares and its shared power to vote 171,900 of such shares. The information with respect to MMC, PI, PAC and PIM is as of July 7, 1995. The address of MMC is 1166 Avenue of the Americas, New York, NY 10036. The address of PI, PIM and PAC is One Post Office Square, Boston, Massachusetts 02109.

     There is no arrangement known to the Company, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

     Fees for Board Service. Directors who are employees of Coram receive no additional compensation for service on the Board of Directors. Non-employee directors of Coram receive no compensation for each Board meeting attended during fiscal 1995; however, all out-of-pocket expenses of directors related to meetings attended are reimbursed by Coram.

     Outside Directors' Automatic Option Grant Program. Non-employee members of the Board of Directors participate in the Automatic Option Grant Program in effect under the Coram Option Plan. On the date of each Annual Meeting of Stockholders, each individual who will continue to serve as a non-employee Board member will receive a non-statutory stock option to purchase 2,500 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the automatic option grant date. Each individual who served as a non-employee Board member on December 11, 1995 received an automatic option grant under the program for 2,500 shares of Coram Common Stock at an exercise price of $4.875 per share, the fair market value on such date, with the exception of Mr. Nathanson. Each option will be immediately exercisable for all of the option shares. However, any shares purchased under the option will be subject to repurchase by Coram at the original exercise price paid per share upon the optionee's cessation of Board service prior to vesting in such shares. The optionee will vest in the option shares in a series of equal monthly installments over twelve (12) months of Board service measured from the automatic option grant date.

     The shares subject to each automatic option grant under the Coram Option Plan will vest in full upon (i) the optionee's cessation of Board service due to death or disability, (ii) an acquisition of Coram by merger or asset sale or
(iii) a change in control of Coram.

     Each automatic option granted to the non-employee Board members includes a limited stock appreciation right which will allow the optionee, upon the successful completion of a hostile tender offer for more than 50% of Coram's outstanding securities, to surrender that option to Coram, in return for a cash distribution in an amount per surrendered option share equal to the highest price per share of Coram Common Stock paid in the tender offer less the exercise price payable per share.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual and long-term compensation earned by the Named Executive Officers for services rendered in all capacities to the Company and its subsidiaries for the year ended December 31, 1995. Information with respect to fiscal years prior to the year ended December 31, 1994 is not provided because Coram was not a reporting company pursuant to Section 13(a) or 15(d) of the Exchange Act at any time prior to July 8, 1994.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG-TERM
                                                                                  COMPENSATION
                                                                                  -------------
                                                 ANNUAL COMPENSATION                 AWARDS
                                        -------------------------------------     -------------
           NAME AND                                              OTHER ANNUAL     STOCK OPTIONS      ALL OTHER
    PRINCIPAL POSITION(1)       YEAR     SALARY       BONUS      COMPENSATION          (#)          COMPENSATION
- ------------------------------  ----    --------     --------    ------------     -------------     ------------
Donald J. Amaral
  Director, Chief Executive     1995    $120,834(2)        --            --         2,200,000                --
  Officer and President
James M. Sweeney                1995      80,513           --            --           502,500(3)
  Chairman and Former           1994          --           --            --         3,000,000(3)     $3,596,920(4)
  Chief Executive Officer
Richard M. Smith                1995     145,178(5)  $156,250            --           300,000                --
  Chief Financial Officer
John T. Gallatin                1995     208,333(7)   200,000            --           300,000                --
  Executive Vice President
Kelly J. McCrann(8)             1995     225,088       48,750      $139,780(6)        150,000                --
  Executive Vice President
Patrick J. Fortune(9)           1995     228,397      100,000       141,795(9)         50,000(9)             --
  Former President and          1994     161,760       87,000       171,130(6)        350,000(9)
  Former Chief Operating
    Officer

- ---------------

(1) Reflects salary, bonus and other annual compensation paid by the registrant since its formation on July 8, 1994 to the Named Executive Officers as of December 31, 1995.

(2) Mr. Amaral assumed the duties of President and Chief Executive Officer from Mr. Sweeney on October 13, 1995 at an annual salary of $600,000. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."

(3) Options for 500,000 shares granted to Mr. Sweeney in 1995 and all of the 3,000,000 options for shares granted to Mr. Sweeney in 1994 were returned to Coram by Mr. Sweeney during the fiscal year ended December 31, 1995.

(4) Consists of a cash fee paid to Mr. Sweeney for financial advisory services rendered in connection with the formation of Coram pursuant to an agreement with T2. See "Certain Relationships and Transactions."

(5) Mr. Smith assumed the duties of Chief Financial Officer of Coram on August 30, 1995 at an annual salary of $175,000.

(6) Consists of reimbursed expenses in connection with the respective individual's relocation to Denver, Colorado.

(7) Mr. Gallatin became an executive officer of the Company on August 3, 1995 at an annual salary of $225,000.

(8) Mr. McCrann became an executive vice president of Coram in August 1995.

(9) Mr. Fortune resigned on August 8, 1995, and all such options were canceled by Coram during the fiscal year ended December 31, 1995. Mr. Fortune was paid $141,795 in the fiscal year ended December 31, 1995 in connection with a severance agreement. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning options granted to each of the Named Executive Officers during the year ended December 31, 1995. In addition, in accordance with the rules of the Commission, there are shown hypothetical gains or "option spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 0%, 5% and 10% from the date the options were granted over the full option term. No stock appreciation rights were granted to the Named Executive Officers during the fiscal year ended December 31, 1995.

                                              INDIVIDUAL GRANTS
                          ---------------------------------------------------------         POTENTIAL REALIZABLE VALUE AT
                          NUMBER OF     % OF TOTAL                                          ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES     OPTIONS      EXERCISE                                  PRICE APPRECIATION FOR
                          UNDERLYING    GRANTED TO     PRICE                                        OPTION TERM(2)
                           OPTIONS     EMPLOYEES IN     PER                             --------------------------------------
          NAME            GRANTED(3)   FISCAL YEAR    SHARE(4)   EXPIRATION DATE(3)       0%            5%             10%
- ------------------------  ----------   ------------   --------   ------------------     -------     ----------     -----------
Donald J. Amaral(1).....  2,200,000        29.82%      $ 3.45     October 13, 2005           --     $3,608,651     $10,241,979
James M. Sweeney........    500,000 (5)     6.78         3.50    September 7, 2005           --      1,100,565       2,789,049
                              2,500         3.38         4.88    December 11, 1996           --          7,665          19,424
Richard M. Smith........    100,000         1.36         2.98    September 7, 2005      $52,000        272,113         609,810
                            200,000         2.71         4.25    December 28, 2005           --        534,560       1,354,681
John T. Gallatin........    100,000         1.36         2.98    September 7, 2005       52,000        272,113         609,810
                            200,000         2.71         4.25    December 28, 2005           --        534,560       1,354,681
Kelly J. McCrann........    100,000         1.36         2.98    September 7, 2005       52,000        272,113         609,810
                             50,000         0.68         4.25    December 28, 2005           --        133,640         338,670
Patrick J. Fortune......     50,000 (6)     0.68        21.50     February 1, 2005           --        676,062       1,713,273

- ---------------

(1) The option shares subject to Mr. Amaral's grant will vest and become exercisable in three successive equal annual installments upon his completion of each year of service with the Company over the three-year period measured from the October 13, 1995 grant date.

(2) Potential realizable value is determined by taking the exercise price per share and applying the stated annual appreciation rate compounded annually for the term of the option, subtracting the exercise price per share at the end of the period and multiplying the remaining number by the number of options granted. Actual gains, if any, on stock option exercises and Coram Common Stock holdings are dependent on the future performance of the Coram Common Stock and overall stock market conditions. Does not reflect changes in the market price of Coram Common Stock subsequent to December 31, 1995.

(3) The options granted to the Named Executive Officers other than Mr. Amaral that expire on September 7, 2005 were immediately exercisable for all the option shares as of September 7, 1995, the grant date. Twenty-five percent of the options granted to the Named Executive Officers other than Mr. Amaral that expire on December 28, 2005 vest and become exercisable on December 28, 1996.

(4) The Compensation Committee, as the Coram Option Plan Administrator, has the authority to reprice outstanding options under such plan, other than the automatic option grants held by the non-employee Directors. On September 7, 1995, the Compensation Committee repriced all such outstanding options held by Coram employees other than Directors and Mr. Fortune, on such date with exercise prices in excess of $5.50 per share to a reduced exercise price of $5.50 per share. See "Compensation Committee Report on Executive Compensation -- Option Repricings."

(5) All of such options were returned to Coram by Mr. Sweeney during the fiscal year ended December 31, 1995.

(6) All of such options were canceled by Coram during the fiscal year ended December 31, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth information concerning the aggregate number of options exercised during the year ended December 31, 1995 by each of the Named Executive Officers and outstanding options held by each such officer at December 31, 1995. None of the Named Executive Officers exercised any stock appreciation rights during the 1995 fiscal year. No stock appreciation rights were held by the Named Executive Officers at the end of the 1995 fiscal year.

                                                                                           VALUE OF UNEXERCISED
                                                          NUMBER OF UNEXERCISED                IN-THE-MONEY
                                                                OPTIONS AT                      OPTIONS AT
                              SHARES                        DECEMBER 31, 1995              DECEMBER 31, 1995(2)
                            ACQUIRED ON     VALUE      ----------------------------    ----------------------------
           NAME              EXERCISE      REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- --------------------------  -----------    --------    -----------    -------------    -----------    -------------
Donald J. Amaral(1).......      --            --             -0-        2,200,000             -0-      $ 2,035,000
James M. Sweeney..........      --            --           2,500              -0-             -0-              -0-
Richard M. Smith..........      --            --         109,028          215,972       $  55,185          109,315
John T. Gallatin..........      --            --         221,002          263,889          74,925           89,525
Kelly J. McCrann..........      --            --         135,417          114,583         112,624           27,126
Patrick J. Fortune(3).....      --            --          87,500              -0-             -0-              -0-

- ---------------

(1) The option shares subject to Mr. Amaral's grant will vest and become exercisable in three successive equal annual installments upon his completion of each year of service with the Company over the three-year period measured from the October 13, 1995 grant date.

(2) Value is determined by subtracting the exercise price from the fair market value (the closing price for the Common Stock as reported by the New York Stock Exchange) as of December 29, 1995 ($4.38) and multiplying the resulting number by the number of underlying shares of Common Stock. For the purpose of such calculation, the exercise price per share is the applicable exercise price as of December 31, 1995 and does not reflect market price changes subsequent to December 31, 1995.

(3) All of such options were canceled by Coram on February 3, 1996.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL
ARRANGEMENTS

     Except for Donald J. Amaral, Coram does not presently have any employment contracts in effect with any of the Named Executive Officers.

     Coram presently has an employment agreement with its President and Chief Executive Officer, Donald J. Amaral, for a three-year term commencing October 13, 1995, unless otherwise terminated. In light of the downturn in the Company's business and its uncertain prospects, Mr. Amaral was extended the agreement by the Company to attract and retain his services as he is considered critical to Coram's future success in the Company's turn-around period. Under the agreement, Mr. Amaral will receive a base salary of $600,000 per annum, and the right to receive a performance bonus. If Mr. Amaral's employment is terminated by the Company other than for cause or by Mr. Amaral in the event that the Company fails to comply with any material provision of the agreement, Mr. Amaral will be entitled to receive his base salary through the longer of (i) the remaining term of the agreement or (ii) twelve months, plus a bonus payable after the end of each of the Company's fiscal years thereafter through 1998 in an amount equal to the average bonus earned by Mr. Amaral during the employment period. Under the agreement, Mr. Amaral was also granted options to purchase 2,200,000 shares of Common Stock at $3.45 per share. The options will vest and become exercisable in three equal annual installments upon Mr. Amaral's completion of each year of service over the three-year period measured from the October 13, 1995 grant date. The options will immediately vest and become exercisable in full upon (i) a change in control of the Company; (ii) any termination by the Company of the employment agreement other than for cause; (iii) any termination by Mr. Amaral as a result of a material breach of the employment agreement by the Company; or
(iv) termination of the employment agreement as a result of Mr. Amaral's death or permanent disability. Mr. Amaral is also eligible to receive all other benefits generally made available by the Company to its senior executives.

     The Company has an executive compensation plan in effect with Richard M. Smith, Mr. Gallatin and Mr. McCrann in regards to severance and retention bonuses. If any of the such executives resigns before December 31, 1996 because
(i) such executive's position is eliminated and a position is offered that is not commensurate and represents a substantial reduction in authority; (ii) such executive's salary is reduced by more than 10% (other than due to a general salary reduction for substantially all employees); (iii) such executive's primary residence is relocated outside of a fifty (50) miles radius of Denver; or (iv) such executive is terminated without cause, then such executive will be paid his base salary as a severance payment for a period of twelve (12) months. In addition, retention bonuses will be awarded equal to six months of base salary if the executive remains actively employed with Coram until December 31, 1996.

     Shares subject to options granted under the Coram Option Plan to the Company's other executive officers will immediately vest in full upon (i) an acquisition of the Company by merger or asset sale in which such options are not to be assumed by the acquiring entity or, (ii) if such options are so assumed, the subsequent termination of the optionee's employment (whether involuntarily or through a forced resignation) within eighteen (18) months following such acquisition. In addition, the Compensation Committee, as the Coram Option Plan Administrator, has the authority to provide for the accelerated vesting of the shares of the Company's Common Stock subject to outstanding options held by the Company's executive officers, or any unvested shares actually held by those individuals under the Coram Option Plan, in connection with a hostile take-over of the Company effected through a successful tender offer for more than 50% of the Company's outstanding securities or through a change in the majority of the Board as a result of one or more contested elections for Board membership or in the event such individual's employment were to be terminated (whether involuntarily or through a forced resignation) following such hostile take-over.

     Since the resignation of Patrick J. Fortune as the Company's President and Chief Operating Officer, the Company has been paying Mr. Fortune his salary in accordance with the terms of his original offer of employment to Mr. Fortune in August 1994. Mr. Fortune's salary continuation will continue until April 1996. The Company entered into a consulting agreement with Mr. Fortune on August 3, 1995 under which Mr. Fortune will render consulting services to the Company on an as needed basis for a one year term. Under the agreement, Mr. Fortune agreed to devote (i) reasonable consulting services as requested by the Company's Chief Executive Officer or his designee; (ii) no more than twenty hours per week to performing consulting services commencing November 3, 1995; and (iii) no more than ten hours per week commencing February 3, 1996. As compensation for Mr. Fortune's consulting services, the Company agreed to pay Mr. Fortune a consulting fee of $1,350 for each day on which Mr. Fortune devotes a material amount of time to rendering such consulting services.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Richard A. Fink and Stephen G. Pagliuca were the only two members of the Compensation Committee of Coram during the last completed fiscal year. Messrs. Fink and Pagliuca are both non-employee directors of Coram who have not previously been in Coram's employ. Mr. Fink is a partner in a law firm that rendered various legal services to Coram in 1995. In April 1995, Coram paid Mr. Pagliuca a fee of approximately $2 million for certain investment banking and financial advisory services rendered in connection with Coram's acquisition of the alternate site and certain related businesses of Caremark International, Inc. (the "Caremark Business") in 1995. The fee was contingent upon the closing of the acquisition of the Caremark Business and represented approximately two-thirds of one percent of the $310 million financing secured by Coram in connection with such transaction. No executive officer of Coram serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of Coram's Board of Directors or Compensation Committee.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As members of the Compensation Committee of Coram's Board of Directors, it is our duty to set the base salary of certain executive officers each fiscal year and to approve the individual bonus programs to be in effect for those individuals. In addition, we have the authority to award stock options under the Coram Option Plan to Coram's executive officers and other key employees. The following is a summary of the policies which governed our decisions concerning the compensation paid to Coram's executive officers for the fiscal year ended December 31, 1995, including the compensation reflected in the tables which appear elsewhere in this Proxy Statement.

  General Compensation Policy

     Introduction. Coram was established in July 1994 through the merger of four separate publicly-held corporations (the "Four-Way Merger"). Our major objectives for the 1995 fiscal year were to continue a compensation structure which would retain the services of those executive officers of the four merged companies who we identified as essential to Company's long-term financial success and to attract additional executive officers to the Company. Accordingly, we developed a compensation policy with three principle objectives:
(i) to maintain key executive compensation consistent with the healthcare industry, (ii) in light of the downturn in the Company's business and its uncertain prospects, to offer base salary levels and annual incentive compensation sufficient to attract new executives and induce certain existing management to remain with the Company to lead the Company's turn-around efforts and (iii) to provide a significant equity component in the form of stock option grants which would serve to strengthen the mutuality of interests between management and Coram's shareholders.

     Factors. The primary factors which we considered in establishing the components of each executive officer's compensation package for the 1995 fiscal year are summarized below. We may, however, apply entirely different factors, particularly different measures of performance, in setting executive compensation for future fiscal years.

     - BASE SALARY. As indicated, the base salary of each executive officer for the 1995 fiscal year was based on salary levels we believed were necessary to retain and attract certain executive officers. On the basis of our knowledge of the alternate site health care industry and turn-around situations, we believe that these base salary levels are competitive with the companies with which Coram competes for executive talent. However, we did not, through one or more external salary surveys for the industry, independently confirm the specific percentiles at which the base salary levels in effect for Coram's executive officers stood in relation to other companies in the industry. We felt that the most appropriate vehicle to retain and attract executive officers and to contribute to Coram's financial success was to have a substantial portion of their total compensation package be in the form of the long-term equity component described below.

     Because it was not our intent for the 1995 fiscal year to target the base salary levels in effect for the executive officers at a designated percentile of the salary levels in effect for other companies in the alternate site health care industry, there is no meaningful correlation between Coram's salary levels and the rates of base salary in effect for those companies which are taken into account in the Industry Index utilized for purposes of the stock price performance graph which follows this report.

     - ANNUAL INCENTIVE COMPENSATION. Incentive compensation is awarded based upon the Company's financial performance and improvement, as well as the Compensation Committee's discretion regarding current position, specific accomplishments and personal performances of executive officers. All executive officers have the opportunity to earn cash awards. The Compensation Committee believes that significant accomplishments have been made in the current year to stabilize the Company and form a foundation for the future. As a result, discretionary awards were approved by the Compensation Committee for certain executive officer's performance in the current fiscal year.

     - LONG-TERM INCENTIVE COMPENSATION. The option grants which we make under the Coram Option Plan to the executive officers are intended to advance our overall objective in subjecting a substantial portion of each officer's compensation package to Company performance measured in terms of stock price appreciation.

Accordingly, the option grants were designed to align the interests of Coram's executive officers with those of the shareholders and provide each officer with a significant incentive to manage Coram from the perspective of an owner with an equity stake in the business. Each grant allows the executive officer to acquire shares of Coram Common Stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). The option shares vest in periodic installments over a specified period (generally four years), contingent upon the executive officer's continued employment with Coram. Accordingly, the options will provide a return to the executive officer only if he or she remains with Coram, and then only if the price of Coram's Common Stock appreciates.

     The size of the option grant to each executive officer was set at a level which we felt was appropriate to create a meaningful opportunity for stock ownership based upon the executive officer's current position with Coram, internal comparability with option grants made to other Company executives, the executive officer's current level of performance and his or her potential for future responsibility and promotion over the option term. As of September 7, 1995, certain key executive officers were granted options which were immediately exercisable for fully-vested shares in conjunction with the Compensation Committee's principle compensation objective of inducing certain key management to remain with the Company.

     We have established certain general guidelines by which we seek to target a fixed number of unvested option shares for each executive officer based upon his or her current position with Coram and his or her potential for growth within Coram, i.e., future responsibilities and possible promotions over the option term. However, we do not strictly adhere to these guidelines in making stock option grants, and the relative weight which we give to the various factors varies from individual to individual, as the circumstances warrant.

  Option Repricings

     The following table sets forth information concerning ten year options which were repriced by the Compensation Committee on September 7, 1995 for the executive officers of Coram as of December 31, 1995.

                                                                                                            LENGTH OF
                                                        NUMBER OF   MARKET PRICE   EXERCISE                 ORIGINAL
                                                        SECURITIES  OF STOCK PER   PRICE PER      NEW      OPTION TERM
                                                        UNDERLYING    SHARE AT     SHARE AT    EXERCISE     REMAINING
            NAME AND                                     OPTIONS      TIME OF       TIME OF    PRICE PER   AT DATE OF
       PRINCIPAL POSITIONS               DATE           REPRICED    REPRICING(1)   REPRICING     SHARE      REPRICING
- ---------------------------------  -----------------    ---------   ------------   ---------   ---------   -----------
Richard M. Smith.................  September 7, 1995      25,000       $ 3.50       $ 16.13      $5.50      8.9 years
  Chief Financial Officer and
  Secretary
John T. Gallatin.................  September 7, 1995     100,000         3.50         16.13       5.50      8.9 years
  Executive Vice President
Kelly J. McCrann.................  September 7, 1995     100,000         3.50         11.00       5.50      8.9 years
  Executive Vice President

- ---------------

(1) Represents the market price of Coram Common Stock at September 7, 1995.

     On September 7, 1995, we decided in our capacity as the Coram Option Plan Administrator to reprice each option outstanding under the Coram Option Plan on such date to a reduced exercise price of $5.50 per share, which represented a $2.00 per share premium over the market price of the Common Stock on such date. However, we did not reprice the options held by any of the Company's directors. The remaining terms and conditions of each such repriced option remain unchanged. We implemented the repricing program because we believe that equity incentives are a significant factor in the Company's ability to attract and retain key employees and consultants who are critical to the Company's near and long-term success. During the period from April 1995 to September 1995, the market value of the Common Stock fell significantly as a result of a variety of factors. As a result, almost all of the options outstanding under the Coram Option Plan had exercise prices significantly in excess of the current market price of the Company's Common Stock. We believed that the Company's ability to retain existing employees would be impaired unless value was restored to their options by reducing the exercise price to a level closer to the current market value.

  CEO Compensation

     See "Employment Contracts, Termination of Employment and Change of Control Arrangements" for a description of compensation relating to Mr. Amaral.

  Compliance with Internal Revenue Code Section 162(m)

     As a result of Section 162(m) of the Internal Revenue Code, Coram is allowed a federal income tax deduction for compensation paid to certain executive officers, to the extent that compensation does not exceed $1 million per officer in any one year. This limitation applies to all compensation paid to the covered executive officers which is not considered to be performance based. However, any payments which qualify as performance-based compensation are not taken into account for purposes of this limitation. On the basis of this distinction, the Coram Option Plan has been specifically designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan with an exercise price equal to the fair market value of the option shares on the grant date will qualify for performance-based treatment.

     We do not expect that the compensation to be paid to Coram's executive officers for the 1996 fiscal year will exceed the $1 million limit per officer. Accordingly, until final Treasury regulations are issued with respect to the new $1 million limitation, we will defer any decision on whether or not to restructure one or more components of the compensation paid to the executive officers so as to qualify those components as performance-based compensation that will not be subject to the $1 million limitation.

     The foregoing report has been submitted by the undersigned in our capacity as members of the Compensation Committee of Coram's Board of Directors.

                                            Richard A. Fink
                                            Stephen G. Pagliuca

STOCK PERFORMANCE GRAPH

     The following graph shows a comparison of the cumulative total stockholder returns assuming reinvestment of dividends for (i) Coram, (ii) the companies included in the Standard & Poor 500 Stock Index, (iii) the companies included in the Dow Jones Industry Index for Health Care Providers and (iv) Apria Healthcare Group, Inc., Caremark International Inc., Quantum Health Resource Inc. and Rotech Medical Corp., which comprise the Company's Peer Group, for the period commencing July 11, 1994, the date the Common Stock was first publicly traded, through December 31, 1995. The stockholder returns are based upon an assumed $100 investment made on July 11, 1994 in each of four charted alternatives. The chart does not reflect changes in Coram's stock price subsequent to December 31, 1995.

                COMPARISON OF 17 MONTH CUMULATIVE TOTAL RETURN*
             AMONG CORAM HEALTHCARE CORPORATION, THE S&P 500 INDEX,
           THE DOW JONES HEALTH CARE PROVIDERS INDEX AND A PEER GROUP

                                     CORAM
      MEASUREMENT PERIOD          HEALTHCARE                                       DJ HEALTH
    (FISCAL YEAR COVERED)         CORPORATION     PEER GROUP        S&P 500      CARE PROVIDERS
    ---------------------         -----------     ----------        -------      --------------
7/11/94                               100             100             100             100
12/94                                 115              95             105             105
12/95                                  30              84             144             135

- ---------------

* $100 invested on July 11, 1994 in stock or on June 30, 1994 in index -- including reinvestment of dividends. Fiscal year ending December 31.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Mr. Fink, a director of Coram since July 1994, is a partner in a law firm that rendered various legal services to Coram in 1995 and is continuing to render such services in 1996. The legal fees paid by Coram to such firm approximated $2.4 million in the fiscal year ended December 31, 1995.

     In April 1995, Coram paid Mr. Pagliuca a fee of approximately $2 million for certain investment banking and financial advisory services rendered in connection with Coram's acquisition of the Caremark Business. The fee was contingent upon the closing of the acquisition of the Caremark Business and represented approximately two-thirds of one percent of the $310 million financing secured by Coram in connection with such transaction.

     Mr. Nathanson, a director of Coram since December 1995, is a Managing Director of DLJ, an investment banking firm that rendered various financial services to Coram in 1995. An affiliate of DLJ provided a $150 million bridge loan to Coram in April 1995 in connection with the acquisition of the Caremark Business pursuant to the terms of the Purchase Agreement. The Purchase Agreement provides that DLJ has the right to appoint a director to Coram's Board of Directors if an event of default has occurred and so long as it is continuing; provided; however, that the right terminates at such time that DLJ is no longer the holder of at least fifty percent of the aggregate principal amount of the outstanding bridge notes. DLJ was granted the right to appoint a director in September 1995 in exchange for certain waivers under the Purchase Agreement. Fees for financial advisory and investment banking services to DLJ approximated $6.5 million in 1995.

                                   PROPOSAL 2

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The accounting firm of Ernst & Young LLP, served as independent auditors of the Company for the years ended December 31, 1995 and 1994. Subject to stockholder ratification at the Annual Meeting, the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1996. The affirmative vote of a majority of the shares of the Company's voting stock represented and voted at the Annual Meeting is required for ratification of the appointment of Ernst & Young LLP as the Company's independent auditors.

     Representatives of Ernst & Young LLP are expected to attend the Meeting. They will have an opportunity to make statements and will be available to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S
         INDEPENDENT AUDITORS.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the Annual Meeting. If any other matter is properly presented for consideration at the Annual Meeting, it is intended that the proxies will be voted by the persons named therein in accordance with their discretion on such matters.

                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Proposals for the 1997 Annual Meeting of Stockholders must be received by the Company not less than 30 days nor more than 60 days prior to the scheduled date of the meeting (or, if less than 40 days' notice or prior public disclosure of the date of the meeting is given, the 10th day following the earlier of (i) the day such notice was mailed or (ii) the day such public disclosure was made) to be considered for inclusion in the proxy statement and form of proxy relating to the 1997 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Coram Healthcare Corporation, 1125 Seventeenth Street, Suite 1500, Denver, Colorado 80202.

     Under Rule 14a-8 adopted by the Commission under the Exchange Act, proposals of stockholders must conform to certain requirements as to form and may be omitted from the proxy statement and proxy under certain circumstances. In order to avoid unnecessary expenditures of time and money by stockholders, stockholders are urged to review this rule and, if questions arise, to consult legal counsel prior to submitting a proposal.

                         ANNUAL REPORT TO STOCKHOLDERS

     The 1995 Annual Report of the Company, as filed with the Commission, is being mailed to the stockholders with this Proxy Statement. The Annual Report is not to be considered part of the proxy soliciting material.

                                            CORAM HEALTHCARE CORPORATION

Denver, Colorado
April 29, 1996

PROXY
                         CORAM HEALTHCARE CORPORATION

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints James M. Sweeney and Donald J. Amaral, or any of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to represent and vote on behalf of the undersigned, at the 1996 annual meeting of stockholders of Coram Healthcare Corporation (the "Company") to be held at The Westin Hotel, 1672 Lawrence Street, Denver, Colorado on June 24, 1996 at 12:00 p.m. local time, and any adjournments or postponements thereof, all shares of the common stock, $.001 par value per share, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows on the reverse side.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.


                                                                -----------
                TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE  SEE REVERSE
                                                                    SIDE
                                                                -----------

                               CORAM HEALTHCARE


[Date]

Dear Shareholder:

     You are cordially invited to attend the 1996 Annual Meeting of Stockholders of Coram Healthcare Corporation, which will be held on Monday, June 24, 1996 at 12:00 p.m. local time, at The Westin Hotel, 1672 Lawrence Street, Denver, Colorado. In addition to the matters to be acted upon at the meeting, which are described in detail in the attached Notice of Annual Meeting of Stockholders and Proxy Statement, there will be a report to the stockholders on the operations of the Company. I hope the you will be able to attend.

     Whether or not you plan to be at the meeting, please be sure to complete, date, sign and return the proxy card as promptly as possible so that your shares may be voted in accordance with your wishes. Your vote, whether given by proxy or in person at the meeting, will be held in confidence by the Inspector of Election for the meeting.

                                        Sincerely,



                                        Donald J. Amaral
                                        Chief Executive Officer and President


[X] PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. If no direction is made, this proxy will be voted FOR Items 1 and 2.

1. Election of Directors

   NOMINEES: James M. Sweeney, Donald J. Amaral, Richard A. Fink, Stephen G. Pagliuca, L. Peter Smith, Dr. Gail R. Wilensky and Andrew J. Nathanson.

                      [ ]  FOR            [ ]  WITHHELD

   [ ]                                                     MARK HERE FOR
       --------------------------------------              ADDRESS CHANGE   [ ]
       For all monimees except as noted above              AND NOTE BELOW

2. Election of Ernst & Young LLP as independent auditors of the Company.

                [ ]  FOR       [ ]  AGAINST       [ ]  ABSTAIN

3. In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) as such proxies may select in the event that one or more of the nominees named in Item 1 above becomes unable to serve, and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

The submission of this proxy if properly executed revokes all prior proxies given by the undersigned.

Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.

Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:                                              Date:
           --------------------------------------------       ------------------

Signature:                                              Date:
           --------------------------------------------       ------------------